MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT

THIS MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT (the “Agreement”) is made as of January 22nd , 2007 by NNN South Crawford Member, LLC, a Delaware limited liability company (the “Assignor”) and NNN Healthcare/Office REIT Holding, L.P., a Delaware limited partnership (the “Assignee”).

RECITALS:

A. As of the date hereof, Assignor owns a one hundred percent (100%) membership interest (the “Interest”) in NNN Crawfordsville, LLC, a Delaware limited liability company (the “Company”).

B. As of the date hereof, the Company owns fee simple title to certain real estate known as Crawfordsville Medical Center, located in Crawfordsville, Montgomery County, Indiana, as described in more particularity on Exhibit A, attached hereto and incorporated by reference herein (the “Property”).

C. Assignor and Assignee entered into a Membership Interest Purchase and Sale Agreement dated January 22, 2007 (“Contract”), whereby Assignee agreed to acquire the Interest from Assignor.

D. Assignor wishes to transfer to Assignee, and Assignee wishes to obtain from Assignor, the Interest for the consideration and in the manner and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of (i) Ten Dollars ($10.00) cash, (ii) the mutual covenants contained herein, and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Transfer of Interest. Assignor hereby conveys, assigns, transfers and sets over to Assignee the Interest, and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest in the Interest assigned to Assignee, as of the date hereof.

2. Representations and Warranties of Assignor.

(a) Assignor represents and warrants that (i) Assignor is the lawful owner of the Interest free and clear of all liens, encumbrances and other claims of all third persons whatsoever and (ii) Assignor has the absolute right to transfer the Interest.

(b) Assignee represents and warrants that Assignee’s acquisition of the Interest is made for Assignee’s account for investment purposes only, and not with a view to the resale or distribution thereof.

(c) These representations and warranties are intended to and shall survive the transfer of the Interest pursuant to this Agreement.

3. Indemnification. Except as expressly set forth in the Contract, Assignee agrees to indemnify Assignor against and hold Assignor harmless from, all losses, liabilities, costs and other expenses, including reasonable attorney’s fees, which Assignor may incur from (a) the inaccuracy of any representation or the breach of any warranty by Assignee hereunder or from (b) events arising out of the operations of the business of the Property after the date of this Agreement. Except as expressly set forth in the Contract, Assignor agrees to indemnify Assignee against and hold Assignee harmless from, all losses, liabilities, costs and other expenses, including reasonable attorney’s fees, which Assignee may incur from (a) the inaccuracy of any representation or the breach of any warranty by Assignor hereunder or from (b) events arising out of the operations of the business of the Property prior to the date hereof. The representations and warranties of Assignee and Assignor contained in this Agreement shall survive the transfer of the Interest.

4. Release. Except as expressly set forth in the Contract, Assignor hereby releases Assignee, and its affiliates, agents, representatives and employees from any and all liability relating to the Property during the Assignor’s period of ownership. Except as expressly set forth in the Contract, Assignee hereby release Assignor and its affiliates, agents, representative and employees from any and all liability relating to the Property, during the Assignee’s period of ownership. For purposes of the foregoing, Assignor hereby specifically waives the provisions of Section 1542 of the California Civil Code and any similar law of any other jurisdiction. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOW BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

ASSIGNOR HEREBY EXPRESSLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SECTION AND DISCUSSED IT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THIS AGREEMENT.

Assignor’s Initials: ARB

To the extent required under applicable law, the parties agree that the disclaimers in this Agreement are “conspicuous” disclaimers for purposes of any applicable law.

5. Enforceability. This Agreement has been duly executed by and delivered by and constitutes a valid and binding agreement of the parties and is enforceable against the parties in accordance with its terms.

6. Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective assigns and successors in title or interest.

7. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Indiana, without regard to any conflicts of law provisions or principles thereof to the contrary.

8. Entire Agreement and Modification. This document contains the entire agreement between the parties hereto with respect to the subject matter herein. This Agreement shall not be modified unless, and then only to the extent that, a written modification is executed by all of the parties hereto or their respective successors or assigns.

9. Counterparts. This Agreement may be executed in counterparts, and any executed counterparts shall be binding the parties hereto and inure to their benefit as though all parties were signatory to the same counterpart.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

ASSIGNOR:	NNN SOUTH CRAWFORD MEMBER, LLC,

a Delaware limited liability company

	By:	Triple Net Properties, LLC,

a Virginia limited liability company

its Sole Member

		By:	NNN Realty Advisors, Inc., a Delaware corporation, its Sole Member

By: /s/ Andrea R. Biller

Name: Andrea R. Biller

Title: Executive Vice President

ASSIGNEE:	NNN Healthcare/Office REIT Holding, L.P.,

a Delaware limited partnership

	By:	NNN Healthcare/Office REIT, Inc., a Maryland corporation its General Partner

By: /s/ Scott D. Peters

Name: Scott D. Peters

Title: Chief Executive Officer